UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

Avient Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-16091	34-1730488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33587 Walker Road Avon Lake, Ohio		44012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Senior Notes Offering

On September 5, 2024, Avient Corporation, an Ohio corporation (the “Company”), announced the commencement of a private offering of $650,000,000 aggregate principal amount of senior notes due 2031 (the “2031 Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (“Securities Act”). Pursuant to Rule 135c of the Securities Act, the Company is filing herewith as Exhibit 99.1 the press release issued on September 5, 2024.

The 2031 Notes have not been registered, and the Company does not plan to register the 2031 Notes, under the Securities Act or the securities laws of any jurisdiction. Unless they are registered, the 2031 Notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any jurisdiction.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of the 2031 Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction absent an applicable exemption from the registration or qualification requirements.

Conditional Redemption of 2025 Notes

On September 5, 2024, the Company elected to exercise its optional redemption rights to redeem the entire outstanding $650,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due May 15, 2025 (the “2025 Notes”), and instructed U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee under the indenture governing the 2025 Notes, to issue on such date a Conditional Notice of Full Redemption to registered holders of the 2025 Notes. The date fixed for the redemption of the 2025 Notes is September 20, 2024 (the “Redemption Date”).

The 2025 Notes will be redeemed at a redemption price equal to 100.000% of the principal amount of the 2025 Notes, plus accrued and unpaid interest on the 2025 Notes from May 15, 2024 (the last interest payment date of the 2025 Notes prior to the Redemption Date), to, but not including, the Redemption Date (the “Redemption Price”).

The Company’s obligation to redeem the 2025 Notes and pay the Redemption Price on the Redemption Date is conditioned on the consummation by the Company on or prior to the Redemption Date of one or more debt financings, on terms and conditions acceptable to the Company in its sole and absolute discretion, that, collectively, provide net proceeds sufficient to pay the Redemption Price in full and all fees and expenses related to such debt financings and the redemption.

The foregoing does not constitute a notice of redemption with respect to any of the 2025 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued September 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By:	/s/ Amy M. Sanders
Name:	Amy M. Sanders
Title:	Senior Vice President, General Counsel and Secretary

Date: September 5, 2024